As filed with the Securities and Exchange Commission on July 30, 2019
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-0903295 (I.R.S. Employer Identification Number)

600 West Chicago Avenue, Suite 400 Chicago, Illinois (Address of Principal Executive Offices)	60654 (Zip Code)

Groupon, Inc. 2011 Incentive Plan
Groupon, Inc. 2012 Employee Stock Purchase Plan
(Full title of the plan)

Dane Drobny
General Counsel and Corporate Secretary
Groupon, Inc.
600 West Chicago Avenue, Suite 400
Chicago, Illinois 60654
(Name and address of agent for service)

(312) 334-1579
(Telephone number, including area code, of agent for service)

copies to:
Steven J. Gavin, Esq.
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
312-558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒                            Accelerated filer ☐
Non-accelerated filer ☐                            Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.0001 par value per share
2011 Incentive Plan	37,500,000 shares	$3.49	$130,875,000	$15,862.05
Employee Stock Purchase Plan	10,000,000 shares	$3.49	$34,900,000	$4,229.88
Total:	47,500,000 shares		$165,775,000	$20,091.93

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of Common Stock, par value $0.0001 (each, a “Share”) of Groupon, Inc. (the “Registrant”), which may be issued under the Groupon, Inc. 2011 Incentive Plan (as amended, the “2011 Incentive Plan”) and the Groupon, Inc. 2012 Employee Stock Purchase Plan (as amended, the “Employee Stock Purchase Plan”) to prevent dilution from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based upon the average high and low prices of a Share, as reported on the NASDAQ Global Select Market on July 24, 2019.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement (the “Registration Statement”) registers (i) an additional 37,500,000 Shares that may be awarded under the 2011 Incentive Plan and (ii) an additional 10,000,000 Shares that may be purchased under the Employee Stock Purchase Plan. The contents of the registration statement on Form S-8 as filed on October 31, 2016 (File No. 333-214351) are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” into this Registration Statement the information we file with them, which means that we can disclose important information to you by referring to those documents. Any statement contained or incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents:

(a)	Annual Report on Form 10-K for the year ended December 31, 2018;

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;

(c)	Current Reports on Form 8-K filed on May 20, 2019 and June 17, 2019;

(d)
the description of our common stock contained in our Registration Statement on Form 8-A/A filed with the Commission on October 31, 2016, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(e)	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of the offering of securities under this prospectus.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 8.    Exhibits.

Exhibit Number	Description
4.1	Groupon, Inc. 2011 Incentive Plan, as amended (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule DEF14A, filed with the SEC on April 26, 2019).
4.2
Groupon, Inc. 2012 Employee Stock Purchase Plan, as amended (incorporated by reference to Appendix C to the Registrant’s Definitive Proxy Statement on Schedule DEF14A, filed with the SEC on April 26, 2019).

5.1*	Opinion of Winston & Strawn LLP.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Ernst & Young LLP.
23.3	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page).
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois on this 30th day of July, 2019.

GROUPON, INC.
By:	/s/ Michael Randolfi
Michael Randolfi
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Rich Williams, Michael Randolfi and Dane Drobny his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rich Williams	Chief Executive Officer and	July 30, 2019
Rich Williams	Director (Principal Executive Officer)

/s/ Michael Randolfi	Chief Financial Officer (Principal Financial	July 30, 2019
Michael Randolfi	Officer)

/s/ Melissa Thomas	Chief Accounting Officer and Treasurer (Principal Accounting Officer)	July 30, 2019
Melissa Thomas

/s/ Eric Lefkofsky	Director	July 30, 2019
Eric Lefkofsky

/s/ Michael Angelakis	Director	July 30, 2019
Michael Angelakis

/s/ Peter J. Barris	Director	July 30, 2019
Peter J. Barris

/s/ Robert J. Bass	Director	July 30, 2019
Robert J. Bass

/s/ Theodore J. Leonsis	Director	July 30, 2019
Theodore J. Leonsis

/s/ Deborah Wahl	Director	July 30, 2019
Deborah Wahl

/s/ Ann E. Ziegler	Director	July 30, 2019
Ann E. Ziegler